UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 23, 2016 (November 21, 2016)
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)
British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.
On November 21, 2016, Performance Sports Group Ltd. (the “Company”) entered into Amendment No. 2 to Superiority Debtor-in-Possession ABL Credit Agreement dated as of November 21, 2016 (the “ABL Amendment No.2”) to the Superpriority Debtor-In-Possession ABL Credit Agreement dated as of October 31, 2016 (the “ABL Agreement”), previously amended as of November 15, 2016 (the “ABL Amendment No. 1”), by and among Performance Sports Group Ltd., Bauer Hockey Corp., Bauer Hockey, Inc., the subsidiary borrowers and guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “ABL Facility”). The Company also signed a letter approving an extension of the date by which the parties to the Superpriority Debtor-In-Possession Term Loan Credit Agreement, dated as of October 31, 2016, as amended as of November 15, 2016 (the “Term Facility”), must obtain the “Bid Procedures Order” required under the Term Facility (the “Extension Letter”). A copy of the ABL Agreement was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed on November 3, 2016 and the ABL Amendment No. 1 was previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on November 21, 2016. Copies of the ABL Amendment No. 2 and the Extension Letter are attached hereto as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.
Item 9.01          Financial Statements and Exhibits.
(d)          Exhibits.
Exhibit No.	Description
99.1	Amendment No. 2 to Superiority Debtor-in-Possession ABL Credit Agreement dated as of November 21, 2016, by and among Performance Sports Group Ltd., Bauer Hockey Corp., Bauer Hockey, Inc., the subsidiary borrowers and guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent.
99.2	Extension Letter dated as of November 21, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 23, 2016
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General Counsel and Corporate Secretary